      As filed with the Securities and Exchange Commission on June 14, 2001
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               F.N.B. CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

                Florida                               25-1255406
                -------                               ----------
      (State or other jurisdiction       (I.R.S. Employer Identification Number)
    of incorporation or organization)

    F.N.B. Center, 2150 Goodlette Road North, Naples, Florida        34102
    ----------------------------------------------------------------------
      (Address of Principal Executive Offices)                    (Zip Code)

                               2001 INCENTIVE PLAN
                               -------------------
                            (Full Title of the Plan)

                             Gary L. Tice, President
                               F.N.B. Corporation
                                  F.N.B. Center
                            2150 Goodlette Road North
                              Naples, Florida 34102
                                 (941) 262-7600

                             ----------------------

                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------

                               Copy Requested to:
                            Robert C. Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3758

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================

  Title of Securities         Amount to be          Proposed Maximum        Proposed Maximum               Amount of
    to be Registered           Registered          Offering Price Per      Aggregate Offering           Registration Fee
    ----------------           ----------               Share(1)                Price                  ----------------
                                                        --------                -----
Options and Shares
of Common Stock,               3,000,000                 $25.58              $76,740,000                   $19,185.00
$0.01 par value                 Shares

-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market on June 7, 2001.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by FNB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. FNB's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         3. FNB's Current Reports on Form 8-K filed January 9, 2001, February 6, 2001, March 6, 2001, June 1, 2001, and June 14, 2001; and

         4. The description of FNB's common stock contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock registered hereby will be passed upon by James G. Orie, General Counsel of FNB. Mr. Orie owns 781 shares of FNB common stock and holds options to purchase 17,382 shares of FNB common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         FNB's Articles of Incorporation provide that FNB shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of FNB or otherwise) arising out of their service to FNB or to another organization at FNB's request, or because of their positions with FNB. The Articles further provide that FNB may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not FNB would have the power to indemnify him against such liability by law or under the provisions of this paragraph.

         FNB's Bylaws provide that to the fullest extent permitted by law, no director of FNB shall be personally liable for monetary damages for any action taken, or any failure to take any action.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this item is required.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         ------            ----------------------

         4.1 Articles of Incorporation of F.N.B. Corporation, as amended (incorporated herein by reference to Exhibit
                           4.1 to the Form 8-K filed by FNB on June 1, 2001).

         4.2 Bylaws of F.N.B. Corporation (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by FNB on June 1, 2001).

         5.1               Opinion of James G. Orie, Corporate Counsel of FNB

         10.1              2001 Incentive Plan

         23.1              Consent of Ernst & Young LLP

         23.2              Consent of Bobbitt, Pittenger & Company, P.A.

         23.3              Consent of James G. Orie, Corporate Counsel of FNB
                           (contained in his opinion filed as Exhibit 5.1)

         24.1              Powers of Attorney


ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on this 13th day of June , 2001.

                                  F.N.B. CORPORATION


                                  By:       /s/ Gary L. Tice
                                        --------------------------------------
                                        Gary L. Tice
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                               TITLE                            DATE
                    ---------                               -----                            ----



---------------------------------------------       Chairman of the Board
                 Peter Mortensen


               /s/ Gary L. Tice                President, Chief Executive Officer
---------------------------------------------  and Director (principal executive        June 13, 2001
                 Gary L. Tice                                officer)


                       *
---------------------------------------------           Vice Chairman                   June 13, 2001
               Stephen J. Gurgovits


            /s/  John D. Waters                Vice President and Chief Financial        June 13, 2001
---------------------------------------------  Officer (principal financial and
                 John D. Waters                       accounting officer)


                       *
---------------------------------------------              Director                     June 13, 2001
               W. Richard Blackwood


                       *
---------------------------------------------              Director                     June 13, 2001
                 Alan C. Bomstein


                       *
---------------------------------------------              Director                     June 13, 2001
               William B. Campbell


                       *
---------------------------------------------              Director                     June 13, 2001
                Charles T. Cricks


                       *
---------------------------------------------              Director                     June 13, 2001
                  Henry M. Ekker


---------------------------------------------              Director
                 James S. Lindsey


                       *
---------------------------------------------              Director                     June 13, 2001
                  Paul P. Lynch

                       *
---------------------------------------------              Director                     June 13, 2001
                  Edward J. Mace


---------------------------------------------              Director
                  Robert S. Moss


---------------------------------------------              Director
                 William A. Quinn


                       *
---------------------------------------------              Director                     June 13, 2001
                William J. Strimbu


                       *
---------------------------------------------              Director                     June 13, 2001
                Archie O. Wallace


                       *
---------------------------------------------              Director                     June 13, 2001
                 James T. Weller


                       *
---------------------------------------------              Director                     June 13, 2001
                  Eric J. Werner


                       *
---------------------------------------------              Director                     June 13, 2001
                 Robert B. Wiley


                       *
---------------------------------------------              Director                     June 13, 2001
                    Donna C. Winner

* By:  /s/ John D. Waters
       -------------------------------------
       John D. Waters, as Attorney-in-Fact,
       pursuant to Powers of Attorney filed as
       Exhibit 24.1 to this Registration Statement

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         ------            ----------------------


         4.1 Articles of Incorporation of F.N.B. Corporation, as amended (incorporated herein by reference to Exhibit
                           4.1 to the Form 8-K filed by FNB on June 1, 2001).

         4.2 Bylaws of F.N.B. Corporation (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by FNB on June 1, 2001).

         5.1               Opinion of James G. Orie, Corporate Counsel of FNB

         10.1              2001 Incentive Plan

         23.1              Consent of Ernst & Young LLP

         23.2              Consent of Bobbitt, Pittenger & Company, P.A.

         23.3              Consent of James G. Orie, Corporate Counsel of FNB
                           (contained in his opinion filed as Exhibit 5.1)

         24.1              Powers of Attorney